EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 17, 2023, with respect to our audits of the consolidated financial statements of Grom Social Enterprises, Inc. for the years ended December 31, 2022, and 2021.

We also consent to the referent to our Firm under the heading “Experts” in such Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

December 26, 2023